Exhibit 10.1

THIRD AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (the “Amendment”), is entered into as of August 17, 2012, by and between Square 1 Bank (the “Bank”) and Local.com Corporation, Krillion, Inc. and Screamin Media Group, Inc. (collectively known as, the “Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of August 3, 2011 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment. Unless otherwise defined herein, capitalized terms shall have the same meaning as given to them in the Agreement.

NOW, THEREFORE, the parties agree as follows:

1)	Bank hereby waives Borrower’s violation of the EBITDA covenant, as more particularly described in Section 6.7(a) of the Agreement, for the reporting period ending June 30, 2012 only.

2)	Section 6.6 of the Agreement is hereby amended and restated, as follows:

6.6 “Primary Depository”. Borrower shall maintain at least 90% of its depository and operating accounts with Bank and its primary investment accounts with Bank or Bank’s affiliates.

3)	The following definition in Exhibit A to the Agreement is hereby amended and restated, as follows:

“Adjusted EBITDA” means with respect to any fiscal period an amount equal to earnings before the sum of (a) tax, plus (b) depreciation and amortization, plus (c) interest, non-Cash expenses and non-Cash warrant revaluation, plus (d) any increase (or minus any decrease) in deferred revenues plus (e) any non-Cash stock compensation expenses, and, as appropriate, (f) minus any increase or plus any decrease in capitalized software, (g) plus any other non-Cash expenses.

4)	Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

5)	Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

6)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

7)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)	this Amendment, duly executed by Borrower;

b)	payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, and any UCC, good standing and intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; and

c)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

LOCAL.COM CORPORATION		SQUARE 1 BANK

By:	/s/ Kenneth S. Cragun	By:	/s/ Zack Robbins
Name:	Kenneth S. Cargun	Name:	Zack Robbins
Title:	CFO	Title:	AVP

KRILLION, INC.

By:	/s/ Kenneth S. Cragun
Name:	Kenneth S. Cragun
Title:	CFO

SCREAMIN MEDIA GROUP, INC.

By:	/s/ Kenneth S. Cragun
Name:	Kenneth S. Cragun
Title:	CFO

[Signature Page to Third Amendment to Loan and Security Agreement]

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